Registration No. 333-
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                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM S-8
             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933
                                SPECTRASITE, INC.
             (Exact name of registrant as specified in its charter)

               DELAWARE                                    56-2027322
   (State or other jurisdiction of             (IRS Employer Identification No.)
    incorporation or organization)

                        ___________________________________


                            400 Regency Forest Drive
                                 Cary, NC 27511
                                 (919) 468-0112

    (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)


                  SpectraSite, Inc. 2003 Equity Incentive Plan
                              (Full title of plan)


                                  John H. Lynch
                                SpectraSite, Inc.
                       100 Regency Forest Drive, Suite 160
                           Cary, North Carolina 27511
                     (Name and address of agent for service)


                                 (919) 468-0112
          (Telephone number, including area code, of agent for service)


                              ____________________


                         CALCULATION OF REGISTRATION FEE

===========================================================================================================================
                                                              PROPOSED MAXIMUM     PROPOSED MAXIMUM
              TITLE OF                    AMOUNT TO BE         OFFERING PRICE     AGGREGATE OFFERING          AMOUNT OF
    SECURITIES TO BE REGISTERED          REGISTERED (1)           PER SHARE              PRICE            REGISTRATION FEE
------------------------------------- ---------------------- -------------------- -------------------- ------------------------
Common Stock, par value
S$0.01 per share                           763,889 Shares         $29.82           $22,779,169.98
                                           277,778 Shares         $30.18           $ 8,383,340.04
                                         1,644,999 Shares         $26.15           $43,016,723.85
                                           313,334 Shares         $31.25(2)        $ 9,791,687.50            $6,793.25
===========================================================================================================================

(1) This Registration Statement shall, in accordance with Rule 416 under the Securities Act of 1933, as amended, be deemed to cover such additional shares as may be issued to prevent dilution resulting from stock splits, stock dividends or similar transactions.

(2) Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457 under the Securities Act.

================================================================================

                                     PART I

                             INFORMATION REQUIRED IN
                          THE SECTION 10(A) PROSPECTUS

ITEM 1.  PLAN INFORMATION

         Not required to be filed in the Registration Statement.

ITEM 2.  REGISTRANT INFORMATION AND EMPLOYEE PLAN ANNUAL INFORMATION

         Not required to be filed in the Registration Statement.


                                    PART II

                             INFORMATION REQUIRED IN
                           THE REGISTRATION STATEMENT

ITEM 3.  INCORPORATION OF DOCUMENTS BY REFERENCE

         The following documents filed by the Registrant with the Securities and Exchange Commission are incorporated herein by reference:

         (a) Annual Report on Form 10-K for the fiscal year ended December 31, 2002;

         (b) Current Reports on Form 8-K filed on January 30, 2003 and February 11, 2003; and

         (c) The description of the Registrant's Common Stock contained in its Registration Statement on Form 8-A/A, dated February 11, 2003.

         All documents filed by the Registrant pursuant to Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, subsequent to the date of this Registration Statement and prior to the filing of a post-effective amendment which indicates that all securities registered pursuant to this Registration Statement have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference into this Registration Statement and to be part of it from the date of filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference to this Registration Statement shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained in such (or in any other subsequently filed documents which also is or is deemed to be incorporated by reference) modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.


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

ITEM 4.  DESCRIPTION OF SECURITIES

         Not Applicable.

ITEM 5.  INTERESTS OF NAMED EXPERTS AND COUNSEL

         Not Applicable.

ITEM 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS

         Section 145(a) of the General Corporation Law of the State of Delaware provides that a Delaware corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that he or she is or was a director, officer, employee or agent of the corporation or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation or enterprise, against expenses, judgments, fines and amounts paid in settlement actually and reasonably incurred by him or her in connection with such action, suit or proceeding if he or she acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no cause to believe his or her conduct was unlawful.

         Section 145(b) provides that a Delaware corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that such person acted in any of the capacities set forth above, against expenses actually and reasonably incurred by him or her in connection with the defense or settlement of such action or suit if he or she acted under similar standards, except that no indemnification may be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the court in which such action or suit was brought shall determine that despite the adjudication of liability, such person is fairly and reasonably entitled to be indemnified for such expenses which the court shall deem proper.

         Section 145 further provides that to the extent a director or officer of a corporation has been successful in the defense of any action, suit or proceeding referred to in subsections (a) and (b) or in the defense of any claim, issue, or matter therein, he or she shall be indemnified against expenses actually and reasonably incurred by him or her in connection therewith, that indemnification provided for by Section 145 shall not be deemed exclusive of any other rights to which the indemnified party may be entitled; and that the corporation may purchase and maintain insurance on behalf of a director or officer of the corporation against any liability asserted against him or incurred by him or her in any such capacity or arising out of his status as such whether or not the corporation would have the power to indemnify him or her against such liabilities under such Section 145.


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

         Section 102(b)(7) of the General Corporation Law provides that a corporation in its original certificate of incorporation or an amendment thereto validly approved by stockholders may eliminate or limit personal liability of members of its board of directors or governing body for breach of a director's fiduciary duty. However, no such provision may eliminate or limit the liability of a director for breaching his or her duty of loyalty, failing to act in good faith, engaging in intentional misconduct or knowingly violating a law, paying a dividend or approving a stock repurchase which was illegal, or obtaining an improper personal benefit. A provision of this type has no effect on the availability of equitable remedies, such as injunction or rescission, for breach of fiduciary duty. The Registrant's Restated Certificate of Incorporation contains such a provision.

         The Registrant's Restated Certificate of Incorporation provides for the indemnification of directors and officers of the Registrant and any person who is or was serving at the request of the Registrant as a director, officer, partner, trustee, employee or agent of another corporation or of a partnership, joint venture, trust or other enterprise and any person who was or is serving at the request of the Registrant as a trustee or administrator under an employee benefit plan to the fullest extent authorized by, and subject to, the conditions set forth in the Delaware General Corporation Law, against all expenses and liabilities.

         The indemnification provided under the Restated Certificate of Incorporation includes the right to be paid by the Registrant the expenses in advance of any proceeding for which indemnification may be had in advance of its final disposition.

         The Restated Certificate of Incorporation also authorizes the Registrant to purchase and maintain insurance against any liability asserted against any director, officer, employee or agent arising out of his or her capacity as such. The Registrant has obtained such directors' and officers' insurance insuring, subject to certain conditions, its directors and officers against certain liabilities.

ITEM 7.  EXEMPTION FROM REGISTRATION CLAIMED

         Not Applicable.

ITEM 8.  EXHIBITS

         A list of Exhibits to this Registration Statement is set forth in the
Exhibit Index starting on page II-1.

ITEM 9.  UNDERTAKINGS

         (a)      The undersigned Registrant hereby undertakes:

                  (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration
         Statement:


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

                           (i)      To include any prospectus required by
                  section 10(a)(3) of the Securities Act of 1933;

                           (ii) To reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement.

                  Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Securities and Exchange Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement;

                           (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

                  PROVIDED, HOWEVER, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the registration statement is on Form S-3, Form S-8 or Form F-3, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in this Registration Statement.

                  (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered in it, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                  (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         (b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934), that


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

is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered in it, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Cary, North Carolina, on May 5, 2003.


                                         SPECTRASITE, INC.



                                         By:  /s/  David P. Tomick
                                             ---------------------------
                                             David P. Tomick
                                             Principal Financial Officer


         KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Stephen H. Clark and David P. Tomick as such person's true and lawful attorneys-in-fact and agents, with full power of substitution and revocation, for such person and in such person's name, place and stead, in any and all capacities (until revoked in writing), to sign any and all amendments (including post-effective amendments) to this registration statement and to file the same with all exhibits thereto, and the other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and things requisite and necessary to be done, as fully to all intents and purposes as such person might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities on May 5, 2003:

       SIGNATURE                       TITLE
       ---------                       -----


/s/ David P. Tomick
-------------------------            Principal Financial Officer
    David P. Tomick


/s/ Gabriela Gonzalez
-------------------------            Principal Accounting Officer
    Gabriela Gonzalez


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


       SIGNATURE                       TITLE
       ---------                       -----



/s/ Stephen H. Clark
-------------------------            Director and Chief Executive Officer
    Stephen H. Clark


/s/ Paul M. Albert, Jr.
-------------------------            Director
    Paul M. Albert, Jr.


/s/ Gary S. Howard
-------------------------            Director
    Gary S. Howard


/s/ Robert Katz
-------------------------            Director
       Robert Katz


/s/ Richard Masson
-------------------------            Director
     Richard Masson



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


                                  EXHIBIT INDEX

EXHIBIT           DESCRIPTION
-------           -----------
5.1               Opinion of Paul, Weiss, Rifkind, Wharton & Garrison LLP,
                  regarding the legality of the common stock being registered.

10.1 SpectraSite, Inc. 2003 Equity Incentive Plan (incorporated by reference to exhibit 10.6 to the Registrant's Current Report on Form 8-K dated February 11, 2003).

23.1 Consent of Paul, Weiss, Rifkind, Wharton & Garrison LLP, counsel to the Registrant (contained in Exhibit 5.1).

23.2              Consent of Ernst & Young LLP.

24.1              Power of Attorney (included on signature page).



                                      II-1